CONTRIBUTION AGREEMENT

THIS AGREEMENT is made as of this 18th day of December, 2012, by and among BRAZIL MINING, INC., a Delaware corporation (“BMI”), and FLUX TECHNOLOGIES, CORP., a Nevada corporation (“Flux” and collectively with BMI, the “Parties”).

WHEREAS, as of the date of this Agreement, BMI is (a) the beneficial owner of the mineral rights described on Exhibit A attached hereto (the “Mineral Rights”) and (b) a party to an option agreement pursuant to which Flux has been granted an option to acquire a 55% share of the monthly diamond production from a certain property located in Brazil (the “Diamond Rights”); and.

WHEREAS, the Parties believe that it is desirable and in their mutual best interests that, upon the terms and conditions set forth herein, BMI contribute to Flux by way of assignment all of the Mineral Rights and enter into an Option Agreement with Flux in the form of Exhibit B attached hereto (the “Option Agreement”), pursuant to which BMI shall grant to Flux an option to acquire 20% of the Diamond Rights (equivalent to an 11.0% share of the monthly diamond production) upon the terms and conditions set forth therein, in exchange for a number of shares of Common Stock, par value $.001 per share, of Flux (“Common Stock”) such that upon issuance of such shares BMI shall own 51% of the outstanding shares of Common Stock after giving effect to the consummation of a private placement of shares of Common Stock to certain investors (the “Private Placement”) and the cancellation of 3,000,000 shares of Common Stock held by Iryna Antaniuk pursuant to an Acquisition Agreement, dated the date hereof among Flux, BMI and Antaniuk (the “Acquisition Agreement”).

NOW, THEREFORE, in consideration of the foregoing and the following mutual covenants and agreements the “Parties” agree as follows:

ARTICLE I

THE TRANSACTION

1.1          The Contribution. On the Closing Date, and at the Closing Time, as defined herein, subject in all instances to each of the terms, conditions, provisions and limitations contained in this Agreement, BMI shall (a) contribute to Flux by way of an Assignment in the form of Exhibit C attached hereto, and enter into the Option Agreement with Flux in exchange for the number of shares of Common Stock equal to 51% of the outstanding shares of Common Stock giving effect to the consummation of the Private Placement and the cancellation of 3,000,000 shares of Common Stock held by Iryna Antaniuk pursuant to the Acquisition Agreement. The events set forth in this Section 1.1 shall be referred to herein as the “Contribution.”

1.2           Closing. The Closing hereunder shall take place at the offices of Ofsink, PLLC, 900 Third Avenue, 5th Floor, New York, New York 10022 or at such other place as the Parties may agree upon, no later than December 19, 2012, on a date to be set by the Parties. The date and time on which the closing occurs shall be the Closing Date and Closing Time, respectively.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF FLUX

Flux represents and warrants to BMI, as follows:

2.1         Due Authorization. This Agreement has been duly and validly executed and delivered by Flux and constitutes a valid and binding Agreement of Flux enforceable in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to or affecting creditors generally. Flux has all requisite entity power and authority to enter into and carry out this Agreement and to accept the Contribution.

2.2         Absence of Breach; No Consents. The execution, delivery, and performance of this Agreement, and the performance by Flux of its obligations hereunder, do not, nor will with the giving of notice or passage of time or both:

2.2.1          conflict with or result in a breach of any of the provisions of the Articles of Incorporation of Flux, as amended to date or the Nevada Revised Statutes;

2.2.2          contravene any law, ordinance, rule, or regulation of any State or Commonwealth or political subdivision of either or of the United States, or contravene any order, writ, judgment, injunction, decree, determination, or award of any court or other authority having jurisdiction, or cause the suspension or revocation of any authorization, consent, approval, or license, presently in effect, which affects or binds, Flux or any of its material properties;

2.2.3          conflict with, result in termination of, contravene, constitute a default under, give to others any rights of termination or cancellation of, or accelerate the performance required by or maturity of, result in the creation of any lien or loss of any rights, or result in a material breach of, or default under, any material indenture, loan, credit agreement, mortgage, deed of trust, note, bond, franchise, lease, contract or any other agreement or instrument binding upon Flux, or to which Flux is subject; or

2.4.4           require the authorization, consent, approval, or license of, or the submission of any notice, report or other filing with, any third party, including any governmental agency.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF BMI

BMI represents and warrants to Flux, as follows:

3.1         Due Authorization. This Agreement has been duly and validly executed and delivered by BMI and constitutes a valid and binding Agreement enforceable in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to or affecting creditors generally.

3.2         Absence of Breach; No Consents. The execution, delivery, and performance of this Agreement, and the performance by BMI of its obligations hereunder, does not nor will with the giving of notice or passage of time or both:

3.2.1         contravene any law, ordinance, rule, or regulation of any State or Commonwealth or political subdivision of either or of the United States, or contravene any order, writ, judgment, injunction, decree, determination, or award of any court or other authority having jurisdiction, or cause the suspension or revocation of any authorization, consent, approval, or license, presently in effect, which affects or binds, BMI;

3.2.2          conflict with, result in termination of, contravene, constitute a default under, give to others any rights of termination or cancellation of, or accelerate the performance required by or maturity of, result in the creation of any lien or loss of any rights, or result in a material breach of or default under any material indenture, loan, credit agreement, mortgage, deed of trust, note, bond, franchise, lease, contract or any other agreement or instrument binding upon BMI; or

3.2.3          require the authorization, consent, approval, or license of, or the submission of any notice, report or other filing with, any third party, including any governmental agency.

3.3         Investment Representations.

3.3.1          Acquisition for Own Account. The shares of Common Stock to be received by BMI hereunder (the “Flux Shares”), will be acquired for investment for BMI’s own account, not as a nominee or agent, and not with a view to the public resale or distribution thereof, and BMI has no present intention of selling, granting any participation in, or otherwise distributing the same.

3.3.2         Restricted Securities. BMI understands that the Flux Shares being issued to it are characterized as “restricted securities” under the Securities Act of 1933, as amended (the “1933 Act”), inasmuch as they is being acquired from Flux in a transaction not involving a public offering and that under the 1933 Act and applicable regulations thereunder such securities may be resold without registration under the 1933 Act only in certain limited circumstances. In this connection, BMI represents that BMI is familiar with Rule 144 promulgated under the 1933 Act, and understand the resale limitations imposed thereby and by the 1933 Act.

ARTICLE IV

CONDITIONS TO CLOSING

4.1         Conditions to Obligations of the Parties. The obligations of the Parties to effect the Contribution shall be subject to the fulfillment at or prior to the Closing of the following conditions, unless waived by the appropriate Party:

4.1.1          There shall not be in effect a preliminary or permanent injunction or other order by any federal or state court which prohibits the consummation of the Contribution;

4.1.2         Each of the Parties to this Agreement shall have performed in all material respects each of its agreements and obligations contained in this Agreement and required to be performed on or prior to the Closing and shall have complied with all material requirements, rules, and regulations of all regulatory authorities having jurisdiction relating to the Contribution;

4.1.3         The representations and warranties of each of the other Parties to this Agreement set forth in this Agreement shall be true in all material respects as of the date of this Agreement and as if made as of such time;

4.1.4         Flux shall have received, on and as of the Closing Date, such closing documents and instruments as Flux shall reasonably request, in each case reasonably satisfactory in form and substance to Flux and its counsel; and

4.1.5          BMI shall have received, free and clear of all liens, pledges or encumbrances, a certificate representing all of the Flux Shares to which it shall be entitled to receive.

ARTICLE V

GENERAL PROVISIONS

5.1           Interpretation. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

5.2          Miscellaneous. This Agreement:

5.2.1         and the other agreements and instruments executed and delivered in connection herewith constitute the entire agreement and supersede all other prior agreements and understandings, both written and oral, between the Parties, with respect to the subject matter hereof, except as specifically provided otherwise or referred to herein, so that no such external or separate agreements relating to the subject matter of this Agreement shall have any effect or be binding, unless the same is referred to specifically in this Agreement or is executed by the Parties after the date hereof;

5.2.2        is not intended to confer upon any other person, other than to the Parties hereto and their respective heirs, successors and permitted assigns, any rights or remedies hereunder;

5.2.3        shall not be assigned by operation of law or otherwise;

5.2.4         shall be governed in all respects, including validity, interpretation and effect, by the internal laws of the State of New York, without regard to the principles of conflict of laws thereof, provided, the corporate laws of the State of Nevada shall govern all issues concerning the relative rights of Flux and its shareholders; and

5.2.5          shall be binding upon and shall inure to the benefit of the Parties hereto and their respective successors, assigns, heirs and legal representatives;

5.3         Counterparts. This Agreement may be executed in two or more counterparts which together shall constitute a single agreement.

5.4         Severability. If any provision, including any phrase, sentence, clause, section or subsection of this Agreement is invalid, inoperative or unenforceable for any reason, such provision shall be valid and enforceable to the fullest extent permitted by law and such circumstances shall not have the effect of rendering such provision in question invalid, inoperative or unenforceable in any other case or circumstance, or of rendering any other provision herein contained invalid, inoperative or unenforceable to any extent whatsoever.

IN WITNESS WHEREOF, the undersigned parties have caused this Agreement to be signed on the date first written above by their respective officers thereunto duly authorized.

FLUX TECHNOLOGIES, CORP.

By:	/s/ Marc Fogassa
Name: Marc Fogassa
Title: Chief Executive Officer

BRAZIL MINING, INC.

By:	/s/ Marc Fogassa
Name: Marc Fogassa
Title: Chief Executive Officer